ARTICLES OF MERGER
                                       AND
                          AGREEMENT AND PLAN OF MERGER

          These Articles of Merger and AGREEMENT AND PLAN OF MERGER dated as of September 16, 2008, (the "Merger Agreement"), between 4 G Paintball, Inc., a Texas corporation ("4G") the parent company, and International Paintball Association, Inc., a Colorado corporation ("IPA") the subsidiary entity.

          WHEREAS, on the date hereof; 4G has authority to issue 100,000,000 shares of common stock, and 10,000,000 shares of Preferred Stock (the "4G Common"), of which 9,939,166 common shares are issued and outstanding;

          WHEREAS, no Preferred Stock of 4G is currently outstanding although it is authorized.

     WHEREAS, IPA is the wholly owned subsidiary of 4G,

     WHEREAS, on the date hereof, IPA has authority to issue 100,000,000 shares of common stock, and 10,000,000 shares of Preferred Stock (the "IPA Common"), of which 100 shares are issued and outstanding and owned by 4G (the parent entity) constituting 100% of the issued and outstanding common stock of IPA. No Preferred Stock of IPA is currently outstanding.

     WHEREAS, the respective Boards of Directors of 4G and IPA have determined that it is advisable and in the best interests of each of such corporations that they merge into a IPA pursuant to Texas Business Corporation Act (TCBA) and Colorado Business Corporation Act (CBCA) under which IPA would survive as the company, by the merger of 4G with and into IPA, and each shareholder of 4G Common stock shall automatically by the merger, be converted into a shareholder of IPA on a one share foe one share basis;

     WHEREAS, under the respective certificates of incorporation of 4G and IPA, the 4G Common Stock has the same designations, rights and powers and preferences, and the qualifications, limitations and restrictions thereof, as the IPA Common which will be exchanged therefore pursuant to the merger;

     WHEREAS, 4G and IPA certify that the Boards of Directors of 4G and IPA have approved this Articles of Merger and Agreement and Plan of Merger and;

     WHEREAS, shareholder approval has been obtained by written consent pursuant to TCBA & CBCA; 100% of the issued and outstanding common shares of IPA were voted in favor of the Merger and 51% of the issued and outstanding common shares of 4G were voted in favor of the merger which was sufficient to approve the merger. No other shares of any type are outstanding for 4G or IPA. No shares of 4G voted against the plan.

          WHEREAS, a resolution of merger was adopted by the parent entity (4G) in accordance with the laws of its jurisdiction of organization (Texas) and its organizational or other constituent documents and a copy of the resolution is attached hereto as Schedule A.

          WHEREAS, the parties hereto intend that this Merger Agreement shall constitute a tax-free reorganization pursuant to Section 368(a) (1) of the Internal Revenue Code;

          NOW,  THEREFORE,   in  consideration  of  the  mutual  agreements  and
covenants herein contained, 4G and IPA hereby agree as follows:

          1. Merger. 4G shall be merged with and into IPA (the "Merger"), and IPA shall be the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation"). The Merger shall become effective upon the later of the date and time of filing a certified copy of this Merger Agreement with the Secretary of State of the State of Colorado in accordance with TBCA or September 17, 2008 (the "Effective Time").

          2. Certificate of Incorporation of the Surviving Corporation. At the Effective Time, the Certificate of Incorporation of IPA, in effect immediately prior to the Effective Time, shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until amended as provided therein and under the CBCA.

          3. No Amendments to the Articles of Incorporation of the surviving corporation are to be effected by the merger.

          4. No new domestic corporation is being created pursuant to the Articles of Merger and Agreement and Plan of Merger.

          5. Succession. At the Effective Time, the separate corporate existence of 4G shall cease, and IPA shall succeed to all of the assets and property (whether real, personal or mixed), rights, privileges, franchises, immunities and powers of 4G, and IPA shall assume and be subject to all of the duties, liabilities, obligations and restrictions of every kind and description of 4G, including, without limitation, all outstanding indebtedness of 4G, all in the manner and as more fully set forth in TBCA & CBCA, as applicable.

          6. Directors. The directors of 4G immediately prior to the Effective Time shall be the directors of the Surviving Corporation, IPA, at and after the Effective Time to serve until the expiration of their respective terms and until their successors are duly elected and qualified.

          7. Officers. The officers of 4G immediately preceding the Effective Time shall be the officers of the Surviving Corporation IPA, at and after the Effective Time until their successors are duly elected and qualified.

          8. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

                  (a) each share of 4G Common issued and outstanding immediately prior to the Effective Time shall be changed and converted into and shall be one fully paid and nonassessable share of IPA Common;

                  (b)  each  share  of 4G  Common  held  in the  treasury  of 4G
                       immediately   prior  to  the  Effective   Time  shall  be
                       cancelled and retired;

                  (c) each option, warrant, purchase right, unit or other security of 4G convertible into shares of 4G Common or Preferred Stock shall become convertible into the same number of shares of IPA Common or Preferred Stock as such security would have received if the security had been converted into shares of 4G Common or Preferred Stock immediately prior to the Effective Time, and IPA shall reserve for purposes of the exercise of such options, warrants, purchase rights, units or other securities an equal number of shares of IPA Common or Preferred Stock as 4G had reserved; and

                  (d) each share of IPA Common issued and outstanding in the name of 4G immediately prior to the Effective Time shall be cancelled and retired and resume the status of authorized and unissued shares of IPA Common.

          9. Other Agreements. At the Effective Time, IPA shall assume any obligation of 4G to deliver or make available shares of 4G Common Stock under any agreement or employee benefit plan to which 4G is a party. Any reference to 4G Common Stock under any such agreement or employee benefit plan shall be deemed to be a reference to IPA Common Stock and one share of IPA Common Stock shall be issuable in lieu of each share of 4G Common Stock required to be issued by any such agreement or employee benefit plan, subject to subsequent adjustment as provided in any such agreement or employee benefit plan.

          10. Further Assurances. From time to time, as and when required by the Surviving Corporation or by its successors or assigns, there shall be executed and delivered on behalf of 4G such deeds and other instruments, and there shall be taken or caused to be taken by it all such further and other action, as shall be appropriate, advisable or necessary in order to vest, perfect or conform, of record or otherwise, in the Surviving Corporation, the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of 4G, and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of the Surviving Corporation are fully authorized, in the name and on behalf of 4G or otherwise, to take any and all such action and to execute and deliver any and all such deeds and other instruments.

          11. Certificates. At and after the Effective Time, all of the outstanding certificates which immediately prior thereto represented shares of 4G Common or Preferred Stock shall be deemed for all purposes to evidence ownership of and to represent the respective shares of IPA Common, as the case may be, into which the shares of 4G Common or Preferred Stock represented by such  certificates  have  been  converted  as  herein  provided  and shall be so registered  on the  books  and  records  of IPA  and  its  transfer  agent.  The registered owner of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to IPA or its transfer agent, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividends and other distributions upon, the shares of IPA Common, as the ease may be, evidenced by such outstanding certificate, as above provided.

          12. Amendment. The parties hereto, by mutual consent of their respective boards of directors, may amend, modify or supplement this Merger Agreement prior to the Effective Time.

          13. Termination. This Merger Agreement may be terminated, and the Merger and the other transactions provided for herein may be abandoned, at any time prior to the Effective Time, whether before or after approval of this Merger Agreement by the board of directors of IPA and 4G, by action of the board of directors of 4G if it determines for any reason, in its sole judgment and discretion, that the consummation of the Merger would be inadvisable or not in the best interests of 4G and its stockholders.

          14. Counterparts. This Merger Agreement may be executed in one or more counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

          15. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Merger Agreement.

          16. Governing Law. This Merger Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

          17. Service of Process. The surviving Corporation, IPA, agrees that it may be served with Process in Colorado in any proceeding for enforcement of any obligation of any constituent corporation of this state, or the State of Texas, as well as for enforcement of any obligation of the surviving or resulting corporation, arising from the merger, including any suit or other proceeding to enforce the right of any stockholders as determined in appraisal proceedings pursuant to TCBA laws and hereby irrevocably appoints the Secretary of State as its agent to accept service of process in any such suit or other proceedings and a copy of such process maybe sent to M. A. Littman, Attorney at Law, 7609 Ralston Road, Arvada, CO 80002.

          18. Registered Agent: The Registered Agent of the surviving corporation, (IPA) is; Michael A. Littman, 7609 Ralston Road, Arvada, CO 80002.

          19. Executed Agreement and Plan of Merger on File. That an executed Agreement and Plan of Merger is on file at the principal place of business of surviving, or foreign corporation, stating the address thereof: Denis Iler, 2000 Wadsworth Blvd., 179 PMB, Lakewood, CO 80124.

          20. Copies of Plan of Merger. That a copy of the Plan of Merger or exchange will be furnished by the surviving, foreign corporation (IPA) or other entity, on written request and without cost, to an shareholder of the Texas corporation (4G) that is a party to the merger, to any creditor or obligee of the parties to the merger at the time of the merger if such obligation is then outstanding.

          21. Compliance with Laws of State of Domicile.

a) As to each domestic corporation (4G) in the Articles of Merger and Agreement and Plan of Merger, the plan and performance of its terms have been duly authorized by all action required by the laws incorporated (Texas) and by its constituent documents.
b) As to each foreign corporation, (IPA) a Colorado corporation, that is a party to the merger, the approval of the Articles of Merger and Agreement of the Agreement and Plan of Merger was duly authorized by all action required by the laws under which it was incorporated (Colorado) and by its constituent document.

          IN WITNESS WHEREOF, IPA and 4G have caused this Merger Agreement to be executed and delivered as of the date first above written.

                                                     4 G PAINTBALL, INC.,
                                                     a Texas Corporation




                                                    ----------------------------
                                      Name:
                                                    Title:  President and CEO


                                       INTERNATIONAL PAINTBALL ASSOCIATION, INC.
                                                     a Colorado Corporation



                                                    ----------------------------
                                                    Name:   Title:     President